UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

SomaLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40090	52-4298912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SLGC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SLGCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2023, SomaLogic, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the three proposals described below.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item 1: Election of Class II directors

Name	For	Withheld	Broker Non-Votes
Troy Cox	79,838,397	27,777,230	32,425,685
Kathy Hibbs	94,632,738	12,982,889	32,425,685
Tycho Peterson	107,175,310	440,317	32,425,685

Item 2: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023

For	Against	Abstentions
139,971,999	12,251	57,062

Item 3: Approval of an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance by 500,000 shares

For	Against	Abstentions	Broker Non-Votes
107,280,741	262,534	72,352	32,425,685

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2023	SomaLogic, Inc.

	By:	/s/ Ruben Gutierrez
	Name:	Ruben Gutierrez
	Title:	General Counsel